UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2010

HELIOS AND MATHESON
NORTH AMERICA INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-22945	13-3169913
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue South, New York, New York	10003
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 979-8228

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

ITEM 5.02(c)

On November 11, 2010, the Board of Directors of Helios and Matheson North America Inc. (“the Board”) appointed Mr. Umesh Ahuja to serve as Chief Financial Officer and Secretary of Helios and Matheson North America Inc. (“the Company”).

Mr. Ahuja, age 37, has been and continues to be the Vice President of Helios and Matheson Global Services, a wholly owned subsidiary of the Company located in Bangalore, India, since June 2009. From 1998 to 2009, Mr. Ahuja served as Assistant Vice President of Genpact India, a global leader in business process and technology management services. Mr. Ahuja is a Certified Public Accountant. Mr. Ahuja does not have an employment contract with the Company. His current annual salary is 2.4 million Indian Rupees.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIOS AND MATHESON NORTH AMERICA INC.

	By:	/s/ Divya Ramachandran

President and Chief Executive Officer

Date: November 12, 2010